                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pediatrix Medical Group, Inc. of our report dated January 26, 2001, except as to Note 15 which is as of February 15, 2001 relating to the financial statements and financial statement schedule, which appears in Pediatrix Medical Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Pediatrix" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

April 4, 2001